Exhibit 10.3

FIRST AMENDMENT TO
MASTER LOAN AND TRUST AGREEMENT

FIRST AMENDMENT TO MASTER LOAN AND TRUST AGREEMENT (this “Amendment”), dated as of October 1, 2007, between BUSINESS FINANCE AUTHORITY OF THE STATE OF NEW HAMPSHIRE (“Issuer”), a body corporate and politic and a public instrumentality created and existing under and by virtue of the Constitution and laws of the State of New Hampshire, PENNICHUCK WATER WORKS, INC. (“Company”) and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee (“Trustee”), a national banking association organized and existing under the laws of the United States of America, being an amendment to the Master Loan and Trust Agreement, dated as of October 1, 2005 (the “Master Agreement”), among said Issuer, Company and Trustee (defined terms used in this Amendment and not otherwise defined have their respective meanings as set forth in said Master Agreement).

W I T N E S S E T H :

WHEREAS, in accordance with a resolution of the Board of Issuer, Issuer has heretofore entered into the Master Agreement pursuant to which Issuer made available the proceeds of the Series 2005 Bonds to Company for the purpose of financing Company’s cost of acquisition, construction, improvement or equipping of the Project owned by Company, all in accordance with the Act; and

WHEREAS, the Master Agreement permits any amendments to the Master Agreement with the consent of the Bond Insurer and the unanimous consent of the affected Bondowners; and

WHEREAS, to facilitate the remarketing and marketing of Bonds as Auction Bonds, Company desires that those provisions of the Master Agreement relating to the Auction Mode be amended to be consistent with standard municipal securities industry auction rate securities procedures; and

WHEREAS, to further facilitate the efficient remarketing and marketing of Bonds as Auction Bonds and in other Modes, Company desires that the Master Agreement be amended to permit the combination and separation of subseries of the Bonds on Mode Change Dates; and

WHEREAS, Company has requested that Issuer and Trustee execute this Amendment initially with respect to the 2005 Series B-2 Bonds and 2005 Series C Bonds, and Issuer and Trustee are agreeable to amending or modifying the Master Agreement solely as set forth in Section 1 hereof; and

WHEREAS, there has been presented to Issuer and Trustee written evidence of the consent to this Amendment of the Bond Insurer and of each beneficial owner of the 2005 Series B-2 Bonds and the 2005 Series C Bonds;

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby and in consideration of the premises, do hereby agree as follows:

Section 1.  Amendment of the Master Agreement.  The Master Agreement is hereby amended as follows:

(a)

Section 3.01(a)(i) and the first two paragraphs of Section 3.01(b) of the Master Agreement are hereby amended by deleting such subsection and paragraphs in their entirety and substituting in lieu thereof the following:

“(a)

Issue of Bonds; Application of Proceeds; Loan of Proceeds.

(i)

(1)  Upon the execution and delivery of this Master Agreement, the Authority will issue, and upon written direction of the Authority, the Trustee will authenticate and deliver, the Subseries A Bonds, the Subseries B Bonds and the Subseries C Bonds in substantially the form set out in Section 3.01(h), provided that upon a combination or separation of subseries in accordance with Section 3.01(b), references in this Master Agreement to the Subseries A Bonds, the Subseries B Bonds and the Subseries C Bonds shall be deemed to mean and include (unless the context shall otherwise require) references to each subseries then Outstanding and identified by the Addendum attached hereto;”

“(b)

Details of the Bonds.  Each subseries of Bonds shall be issued in fully registered form.  The Subseries A Bonds, the Subseries B Bonds and the Subseries C Bonds shall be numbered from AR1, BR1, CR1, respectively, upwards in the order of their issuance, or in any other manner determined by the Trustee.  The Bonds of each subseries resulting from a combination or separation of subseries in accordance with the next succeeding paragraph shall be designated and bear identification numbers as set out in the Addendum hereto, upwards in the order of their issuance or in any other manner determined by the Trustee.  The Bonds of each subseries shall be in an Authorized Denomination.  The Bonds of each subseries shall be dated October 1, 2005.  The Bonds of each subseries shall mature, subject to prior redemption, on the Maturity Date and shall bear interest during each Interest Accrual Period until payment of the principal or redemption price thereof has been paid or provided for in accordance with Section 2.03 hereof.

The Bonds of each subseries shall bear a distinct CUSIP (if then generally in use) or other identification number from Bonds of any other subseries.  With respect to a subseries of the Bonds, the Borrower’s Mode Change Notice for any Mode Change Date may direct that the Bonds of one or more subseries or sub-subseries may be combined into a single subseries with a single Mode or may be separated into subseries or sub-subseries, as applicable, with the same or different Modes, provided that the aggregate principal amount of a subseries or sub-subseries shall be $5,000,000 or greater ($10,000,000 or greater in the case of the Auction Mode).  The Bonds of each subseries or sub-subseries shall bear a distinct CUSIP or other identification number from Bonds of any other subseries or sub-subseries, and shall be numbered in any manner determined by the Trustee.  Upon any such combination or separation, Company’s Mode Change Notice shall include and there shall be attached to this Master Agreement an addendum specifying the series designation and initial identification number of each subseries and sub-subseries of Bonds then Outstanding, the respective CUSIP numbers, the aggregate principal amount of each such subseries and sub-subseries and the Mode of each such subseries and sub-subseries as of the date of the addendum.

(c)

Exhibit B of the Master Agreement is hereby amended by replacing Exhibit B in its entirety and substituting in lieu thereof the new Exhibit B attached hereto.

Section 2.  Miscellaneous.

(a)

All references in the Master Agreement or any other agreement or document delivered in connection therewith shall be deemed to refer to such Master Agreement as amended and modified by this Amendment.

(b)

This Amendment shall be coterminous with the Master Agreement.

(c)

This Amendment may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

(d)

This Amendment shall be governed by and construed in accordance with the laws of the State.

(e)

Except as expressly provided by Section 1 of this Amendment, all terms, provisions, representations, covenants, warranties and agreements of the Master Agreement continue in full force and effect.

(f)

Trustee makes no representation as to the validity or sufficiency of this Amendment.

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IN WITNESS WHEREOF, Issuer has caused this First Amendment to Master Loan and Trust Agreement to be executed in its corporate name and with its official seal hereunto affixed and attested by its duly authorized officials.  Company has caused this First Amendment to Master Loan and Trust Agreement to be executed in its corporate name and with its official seal hereunto affixed and attested by its duly authorized officials.  Trustee has caused this First Amendment to Master Loan and Trust Agreement to be executed in its corporate name with its corporate seal hereunto affixed and attested by its duly authorized officials.  All of the above occurred as of the date first above written.

	[SEAL]		BUSINESS FINANCE AUTHORITY OF THE STATE OF NEW HAMPSHIRE

Attest:
By	/s/ Jack Donovan	By:	/s/ Edward F. Caron
	Executive Director	Name	Edward F. Caron
		Title	Chairman

PENNICHUCK WATER WORKS, INC.

		By	/s/ William D. Patterson
William D. Patterson
Senior Vice President and Chief Financial Officer

	[SEAL]		THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

Attest:
By	/s/ Christina Mullen	By	/s/ Chi C. Ma
	Assistant Secretary	Name	Chi C. Ma
		Title	Vice President

Acknowledged and consented to as of the date first above written:

AMBAC ASSURANCE CORPORATION

By	/s/Dennis M. Pidherny
Name	Dennis M. Pidherny
Title	Managing Director